EX-99.H.3.A

                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT


       THIS AGREEMENT is made as of this 1st day of April, 2005, by and between UMB Scout Funds, a Delaware business trust (the "Trust") and UMB Fund Services, Inc., a Wisconsin corporation (the "Administrator").

       WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of beneficial interests (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

       WHEREAS, the Trust and the Administrator desire to enter into an agreement pursuant to which the Administrator shall provide administration and fund accounting services to such investment portfolios of the Trust as are listed on Schedule A hereto and any additional investment portfolios the Trust and Administrator may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively as the "Funds");

       NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.     APPOINTMENT
       -----------

       The Trust hereby appoints the Administrator as administrator and fund accountant of the Funds for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.     SERVICES AS ADMINISTRATOR
       -------------------------

       (a) Subject to the direction and control of the Trust's Board of Trustees and utilizing information provided by the Trust and its current and prior agents and service providers, the Administrator will provide the services listed on Schedule B hereto. The duties of the Administrator shall be confined to those expressly set forth therein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. In the event the Administrator is asked to correct any action taken or inaction by any prior service provider, then the Administrator shall provide such services and shall be entitled to such compensation as the parties may mutually agree.

       (b) The Trustees of the Trust shall cause the officers, investment adviser(s) and sub-advisers, legal counsel, independent accountants, transfer agent, custodian and other service providers and agents, past and present, for the Funds to cooperate with the Administrator and to provide the Administrator with such information, documents and advice relating to the Funds and the Trust as necessary and/or appropriate or as requested by the Administrator, in order to enable the Administrator to perform its duties hereunder. In connection with its duties hereunder, the Administrator shall (without investigation or verification) be entitled and is hereby instructed to, rely upon any and all instructions, advice, information or documents provided to the Administrator by an officer or representative of the Funds or by any of the aforementioned persons. The Administrator shall be entitled to rely on any document that it reasonably believes to be genuine and to have been signed or presented by the proper party. Fees charged by such persons shall be an expense of the Trust. The Administrator shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Trust, investment adviser or service provider until receipt of written notice thereof from the Trust. As used in this Agreement, the term "investment adviser" includes all sub-advisers or persons performing similar services.

       (c) To the extent required by Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Trust pursuant to its duties hereunder are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Subject to the terms of Section 6, and where applicable, the Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records described in Schedule B which are maintained by the Administrator for the Trust.

       (d) It is understood that in determining security valuations, the Administrator employs one or more pricing services, as directed by the Trust, to determine valuations of portfolio securities for purposes of calculating net asset values of the Funds. The Trust shall identify to the Administrator the pricing service(s) to be utilized on behalf of the Trust. The Administrator shall price the securities and other holdings of the Trust for which market quotations or prices are available by the use of such services unless otherwise directed by the Trust's investment adviser. For those securities where prices are not provided by the pricing service(s) utilized by the Administrator, the Trust shall approve, in good faith, the procedures for determining the fair value of the securities. The Trust's investment adviser shall determine or obtain the valuation of the securities in accordance with those procedures and shall deliver to the Administrator the resulting prices for use in its calculation of net asset values. The Administrator is authorized to rely on the prices provided by such service(s) or by the Trust's investment adviser(s) or other authorized representatives of the Funds without investigation or verification.

       (e) The Trust's Board of Trustees and the Funds' investment adviser(s) have and retain primary responsibility for all compliance matters relating to the Funds including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended, the USA PATRIOT Act of 2002, the Sarbanes-Oxley Act of 2002 and the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information. The Administrator's monitoring and other functions hereunder shall not relieve the Board of Trustees and the investment adviser(s) of their primary day-to-day responsibility for assuring such compliance.

3.     FEES; DELEGATION; EXPENSES
       --------------------------

       (a) In consideration of the services rendered pursuant to this Agreement, the Trust will pay the Administrator a fee, computed daily and payable monthly based on monthly net assets, plus out-of-pocket expenses, each as provided in Schedule C hereto. Fees shall be earned and paid monthly in an amount equal to at least 1/12th of the applicable annual fee. Basis point fees and minimum annual fees apply separately to each Fund, and average net assets are not aggregated in calculating the applicable basis point fee per Fund or the applicable minimum. Fees shall be adjusted in accordance with Schedule C or as otherwise agreed to by the parties from time to time. The parties may amend this Agreement to include fees for any additional services requested by the Trust, enhancements to current services, or to add Funds for which the Administrator has been retained. The Trust agrees to pay the Administrator's then current rate for additional services provided, or for enhancements to existing services currently provided, after the execution of this Agreement.

       (b) For the purpose of determining fees payable to the Administrator, net asset value shall be computed in accordance with the Trust's Prospectus and resolutions of the Trust's Board of Trustees. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Trust be liquidated, merged with or acquired by another fund or investment company, any accrued fees shall be immediately payable.

       (c) The Administrator will bear all expenses incurred by it in connection with the performance of its services under Section 2, except as otherwise provided herein. The Administrator shall not be required to pay or finance any costs and expenses incurred in the operation of the Funds, including, but not limited to: taxes; interest; brokerage fees and commissions; salaries, fees and expenses of officers and Trustees; Securities and Exchange Commission (the "Commission") fees and state Blue Sky fees; advisory fees; charges of custodians, transfer agents, dividend disbursing and accounting services agents and other service providers; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; taxes and fees payable to federal, state and other governmental agencies; preparation, typesetting, printing, proofing and mailing of prospectuses, statements of additional information, supplements, notices, forms and applications and proxy materials for regulatory purposes and for distribution to current shareholders; preparation, typesetting, printing, proofing and mailing and other costs of shareholder reports; expenses in connection with the electronic transmission of documents and information including electronic filings with the Commission and the states; research and statistical data services; expenses incidental to holding meetings of the Funds' shareholders and Trustees; fees and expenses associated with internet, e-mail and other related activities; and extraordinary expenses. Expenses incurred for distribution of shares, including the typesetting, printing, proofing and mailing of prospectuses for persons who are not shareholders of the Funds, will be borne by the Trust's investment adviser, except for such expenses permitted to be paid by the Trust under a distribution plan adopted in accordance with applicable laws. Administrator shall not be required to pay any Blue Sky fees unless and until it has received the amount of such fees from the Trust.

4.     PROPRIETARY AND CONFIDENTIAL INFORMATION
       ----------------------------------------

       The Administrator agrees on behalf of itself and its employees to treat all records relative to the Funds' shareholders confidentially and as proprietary information of the Trust, not to use such information other than for purposes of fulfilling its duties under the Agreement, and not to disclose such information except: (i) when requested to divulge such information by duly-constituted authorities or court process, or (ii) when requested by the Trust, or (iii) to an affiliate, as defined by Section 248.3 of Regulation S-P (17 CFR 248.1-248.30), or (iv) pursuant to any other exception permitted by Sections 248.14 and 248.15 of Regulation S-P in the ordinary course of business to carry out the activities covered by the exception under which the Administrator received the information. Records and information which have become known to the public through no wrongful act of the Administrator or any of its employees, agents or representatives, and information which was already in the possession of the Administrator, on a non-confidential basis, prior to receipt thereof, shall not be subject to this paragraph.

5.     LIMITATION OF LIABILITY
       -----------------------

       (a) The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except for a loss resulting from the Administrator's willful misfeasance, bad faith or negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Administrator agrees to indemnify and hold harmless the Trust, its employees, agents, officers, directors, and nominees from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees, and other expenses of every nature and character (a "Claim") which may be asserted against the Trust or for which the Trust may be held liable arising out of or resulting from the Administrator's willful misfeasance, bad faith or negligence in the performance of its duties, or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding the foregoing, the Administrator shall not be liable for (i) any action taken or omitted to be taken in accordance with written or oral instructions received by the Administrator from an officer or representative of the Trust or its investment adviser, or (ii) any action taken or omission by any other prior service provider.

       (b) The Administrator assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. The Administrator will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control.

       (c) The Trust agrees to indemnify and hold harmless the Administrator, its employees, agents, officers, directors and nominees from and against any and all Claims which may be asserted against the Administrator or for which the Administrator may be held liable arising out of or in any way relating to (i) the Administrator's actions or omissions, except to the extent a Claim resulted from the Administrator's willful misfeasance, bad faith, or negligence in the performance of its duties or from reckless disregard by it of its obligations and duties hereunder; (ii) the Administrator's reliance on, or use of information, data, records and documents received by the Administrator from any other party referenced in Section 2 hereof or other representative of the Trust, or (iii) the reliance on, or the implementation of, any instructions, directions or any other requests of the Trust; or (iv) any action taken by or omitted by any other prior service provider.

       (d) In no event and under no circumstances shall the Administrator, its affiliates or any of its or their officers, directors, members, agents or employees be liable to anyone, including, without limitation, the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

6.     TERM
       ----

       (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. This Agreement shall continue in effect as to each Fund until terminated as provided herein.

       (b) This Agreement may be terminated with respect to any one or more particular Funds without penalty (i) upon mutual consent of the parties, or (ii) by either party upon not less than sixty (60) days' written notice to the other party (which notice may be waived by the party entitled to the notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator and the Trust.

       (c) Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of a Fund or the Funds, the Administrator shall deliver the records of the Fund(s) in the form maintained by the Administrator (to the extent permitted by applicable license agreements) to the Trust or person(s) designated by the Trust at the Trust's cost and expense, and thereafter the Trust or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. In addition, in the event of termination of this Agreement, or the proposed liquidation or merger of a Fund(s), and the Trust requests the Administrator to provide services in connection therewith, the Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree.

       (d) Notwithstanding anything herein to the contrary, upon the termination of this Agreement, the indemnities provided by this Agreement shall survive the termination of the Agreement and shall continue in effect with respect to any and all matters arising (or alleged by any third party to have occurred, whether by way of act or default) during the existence of this Agreement.

7.     NON-EXCLUSIVITY
       ---------------

       The services of the Administrator rendered to the Trust are not deemed to be exclusive. The Administrator may render such services and any other services to others, including other investment companies. The Trust recognizes that from time to time directors, officers and employees of the Administrator may serve as trustees, directors, officers and employees of other entities (including other investment companies), and that the Administrator or its affiliates may enter into other agreements with such other entities.

8.     GOVERNING LAW; INVALIDITY
       -------------------------

       This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

9.     NOTICES
       -------

       Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Administrator shall be sent to UMB Fund Services, Inc., 803 West Michigan Street, Suite A, Milwaukee, WI, 53233, Attention: Peter J. Hammond, with a copy to General Counsel, and notice to the Trust shall be sent to Scout Investment Advisors, Inc., 928 Grand Boulevard, Kansas City, Missouri 64106, Attention: John Pauls, Secretary.


10.    ENTIRE AGREEMENT
       ----------------

       This Agreement constitutes the entire Agreement of the parties hereto.

11.    LIMITATIONS
       -----------

       This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Funds individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

12.    COUNTERPARTS
       ------------

       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


                             UMB SCOUT FUNDS
                             ("Trust")


                             By: /S/ Gary DiCenzo
                                 -----------------------------------

                             Title: Vice President
                                    --------------------------------

                             UMB FUND SERVICES, INC.
                             ("Administrator")


                             By: /S/ Constance Dye Shannon
                                 -----------------------------------

                             Title: Senior VP & General Counsel
                                   ---------------------------------

                                   SCHEDULE A
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                                 UMB SCOUT FUNDS
                                       AND
                             UMB FUND SERVICES, INC.


                                  NAME OF FUNDS
                                  -------------



UMB Scout Stock Fund
UMB Scout Growth Fund
UMB Scout Small Cap Fund
UMB Scout Bond Fund
UMB Scout Kansas Tax-Exempt Bond Fund
UMB Scout Money Market Fund - Federal Portfolio
UMB Scout Money Market Fund - Prime Portfolio
UMB Scout Tax-Free Money Market Fund

                                   SCHEDULE B
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                                 UMB SCOUT FUNDS
                                       AND
                             UMB FUND SERVICES, INC.



                                    SERVICES


Subject to the direction and control of the Trust's Board of Trustees and utilizing information provided by the Trust and its agents, the Administrator will:

o provide office space, facilities, equipment and personnel to carry out its services hereunder;

o compile data for and prepare with respect to the Funds timely Notices to the Commission required pursuant to Rule 24f-2 under the 1940 Act and Semi-Annual Reports on Form N-SAR;

o prepare and review the financial statements for the Funds' Annual and Semi-Annual Reports included in Form N-CSR as required under the Sarbanes-Oxley Act; assist in compiling exhibits and disclosures for Form N-CSR as requested by the Trust;

o compile data for and prepare with respect to the Funds the information required to be included on Form N-Q;

o assist in the preparation for execution by the Trust and file all federal income and excise tax returns and state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Trust's custodian or transfer agent, subject to review and approval of the Trust and the Trust's independent accountants;

o prepare the financial statements for the Annual and Semi-Annual Reports required pursuant to Section 30(d) under the 1940 Act, subject to the review and approval of the Trust and the Trust's independent accountants;

o provide financial and Fund performance information for inclusion in the Registration Statement for the Trust (on Form N-1A or any replacement therefor) and any amendments thereto, subject to the review of Trust counsel;

o determine and periodically monitor each Fund's income and expense accruals and cause all appropriate expenses to be paid from Fund assets on proper authorization from the Trust;

o calculate income factors and daily net asset values of each Fund (i) in accordance with the Trust's operating documents as provided to the Administrator, and (ii) based on security valuations provided by the Trust, the Trust's investment adviser, and pricing services, as provided herein;

o    maintain all general ledger accounts and related subledgers;


o assist in the acquisition of the Trust's fidelity bond required by the 1940 Act, monitor the amount of the bond and make the necessary Commission filings related thereto;

o from time to time as the Administrator deems appropriate, check each Fund's compliance with the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information and monitor each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (but these functions shall not relieve the Trust's investment adviser and sub-advisers, if any, of their primary day-to-day responsibility for assuring such compliance);

o    maintain,   and/or   coordinate  with  the  other  service   providers  the
     maintenance of, the accounts, books and other documents required pursuant to Rule 31a-1(a) and (b) under the 1940 Act;

o prepare and/or file state securities qualification/notice compliance filings, with the advice of the Trust's legal counsel, in accordance with instructions from the Trust, which instructions will include the states to qualify in, the amounts of Shares to initially and subsequently qualify and the warning threshold to be maintained;

o develop with legal counsel and the secretary of the Trust an agenda for each board meeting and, if requested by the Trustees, attend board meetings and prepare minutes;

o    prepare Form 1099s for Trustees and other Trust vendors;

o calculate dividend and capital gains distributions subject to review and approval by the Trust and its independent accountants; and

o generally assist in the Trust's administrative operations as mutually agreed to by the parties.

The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

                                   SCHEDULE C
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                                 UMB SCOUT FUNDS
                                       AND
                             UMB FUND SERVICES, INC.

                                      FEES


ANNUAL ASSET BASED FEES


----------------------------------------- -----------------------------
           AVERAGE NET ASSETS                     BASIS POINTS
----------------------------------------- -----------------------------
Up to $250 million                             10.0* basis points
----------------------------------------- -----------------------------
Next $250 million                              7.5* basis points
----------------------------------------- -----------------------------
Next $250 million                              5.0* basis points
----------------------------------------- -----------------------------
Over $750 million                              3.0* basis points
----------------------------------------- -----------------------------

*For more complex funds (e.g., international, mortgage-backed, etc.), add 2 basis points. Master-feeder funds and funds that are hedged (i.e., more than 10%) require customized pricing.

Minimum Monthly Fee: The asset based fees are subject to be a minimum monthly fee in the amount of $6,250 for each fund. The minimum annual fee is subject to an annual escalation equal to the increase in the Consumer Price Index - Urban Wage Earners (CPI), which escalation shall be effective commencing one year from the date of this Agreement (the "Anniversary Date") and on the corresponding Anniversary Date each year thereafter. No amendment of this Schedule C shall be required with each escalation. CPI shall be determined by reference to the Consumer Price Index News Release issued by the Bureau of Labor Statistics, U.S. Department of Labor. Additional fees shall apply when adding any additional Funds and/or classes, including compensation for the Administrator's services in connection with the organization of the new Fund(s) or classes. The Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree in writing.

Multi-Class Fee: In addition to the asset based fee, there shall be a monthly multi-class fee in the amount of $1,500 per class.



OUT-OF-POCKET AND OTHER RELATED EXPENSES

The Trust shall also pay/reimburse the Administrator's out-of-pocket and other related expenses. Out-of-pocket expenses include, but are not limited to, travel, lodging and meals in connection with travel in connection with Board meetings and otherwise on behalf of the Funds, programming and related expenses (previously incurred or to be incurred by Administrator) in connection with providing electronic transmission of data between the Administrator and the Funds' other service providers, brokers, dealers and depositories, EDGAR related fees, long distance telephone charges, and photocopying, faxes, postage and overnight delivery expenses.

PRICING OF SECURITIES, RESEARCH AND INTERFACE FEES

The Trust shall pay the Administrator for pricing of securities, research services, and other service interface fees such as Bloomberg, CCH, Nasdaq, etc. in accordance with the attached pricing schedule. The pricing schedule shall be amended as new asset classes or services are added. The Administrator reserves the right to adjust the pricing schedule from time to time to reflect changes in the underlying costs of providing the pricing or services upon thirty (30) days' notice. The cost of fair value pricing services is not included.


TAX RETURN PREPARATION, ETC.

      Prepare Federal income and excise tax returns for each Fund;   $4,000/year
      prepare annual and semi-annual tax provisions with financial      per Fund
      statement tax disclosure; calculate year end distribution requirements.


REGULATORY REPORT PRODUCTION (PROJECT MANAGEMENT FOR ANNUAL REPORT, SEMI-ANNUAL REPORT AND ANNUAL PROSPECTUS UPDATE)

      Provide art direction; secure and analyze print               $45,000/year
      bids, as requested; proofread financial reports and prospectus(es); oversee production and printing, assuming one annual and semi-annual report and one prospectus update per year.

STAND ALONE SCOUT MONEY MARKET FUND(S) REGULATORY REPORT PRODUCTION (PROJECT MANAGEMENT FOR ANNUAL REPORT, SEMI-ANNUAL REPORT AND ANNUAL PROSPECTUS UPDATE)

      Provide art direction; secure and analyze print bids,          $6,000/year
      as requested; proofread financial reports and prospectus(es);
      oversee production and printing, assuming one annual and semi-annual report and one prospectus update per year.

SPECIAL PROJECTS AND SERVICES                                          $150/hour